UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   March 18, 2011

NCO Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-165975; 333-150885; 333-158745	02-0786880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

507 Prudential Road, Horsham, Pennsylvania	19044
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (215) 441-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(b) Termination of Michael J. Barrist as Chief Executive Officer and President

On March 18, 2011, the Board of Directors of NCO Group, Inc. (the “Company”) terminated Michael J. Barrist’s employment with the Company.  Mr. Barrist will continue to serve as Chairman of the Board of Directors.

On September 23, 2010, the Company entered into an amendment to the Employment Agreement with Mr. Barrist, dated November 15, 2006 (the “Employment Agreement”).   The amendment provided that upon termination of Mr. Barrist’s employment prior to November 15, 2011, he will receive (i) two times his base salary and target bonus (calculated and paid in accordance with the terms of the Employment Agreement, as amended); and (ii) reimbursement of certain healthcare costs and expenses for a period of up to two years from such termination. The amendment provided for other non-material changes necessary for the Employment Agreement to comply with or remain exempt from Section 409A of the Internal Revenue Code.

Resignation of Leo J. Pound as Director

Effective as of March 22, 2011, Leo J. Pound resigned as a member of the Board of Directors of the Company.  Mr. Pound was a designee of Mr. Barrist pursuant to the terms of the Stockholders Agreement dated as of November 15, 2006 (the “Stockholders Agreement”) among the Company, One Equity Partners II, L.P. and certain of its affiliates, referred to collectively as “OEP”, and the Company’s other stockholders.  Mr. Barrist’s right to appoint the designee for the directorship held by Mr. Pound expired upon Mr. Barrist’s termination as Chief Executive Officer of the Company.  OEP has the right to designate Mr. Pound’s replacement under the terms of the Stockholders Agreement.  OEP has not yet designated a replacement director.

Mr. Pound was also the chairman of the Company’s Audit Committee.  Effective as of March 22, 2011, Edward A. Kangas was appointed the chairman of the Company’s Audit Committee to replace Mr. Pound.

(c) Appointment of Ronald A. Rittenmeyer as Chief Executive Officer and President

On March 18, 2011, the Board of Directors of the Company appointed Ronald A. Rittenmeyer as President and Chief Executive Officer of the Company, effective immediately.

Mr. Rittenmeyer, age 63, is currently the founder and Chief Executive Officer of Turnberry Advisors LLC, a firm that specializes in providing management expertise to companies.  Mr. Rittenmeyer served as Chairman, President and Chief Executive Officer of Electronic Data Systems (“EDS”), a leading global provider of information technology services, until its sale to Hewlett-Packard in August 2008 and continued as President and CEO of EDS, an HP Company until December 2008.  During his tenure at EDS, Mr. Rittenmeyer also served as Chief Operating Officer and Executive Vice President of Global Service Delivery from July 2005 to December 2006 and President and Chief Operating Officer from December 2006 until September 2007.  Prior to joining EDS, Mr. Rittenmeyer served as Managing Director of The Cypress Group, a private equity firm where he was responsible for the operating aspects of the company’s $3.5 billion investment portfolio. Mr. Rittenmeyer previously served as Chairman, Chief Executive Officer and President of Safety-Kleen, Inc., a $1.5 billion hazardous and industrial waste management company.  He currently serves on the Board of Directors of American International Group, Inc., Tenet Healthcare Corporation and IMS Health Inc., a privately held company.

Mr. Rittenmeyer had previously served as a consultant to the Company through a consultant agreement dated as of December 1, 2010 between the Company and Turnberry Advisors LLC (the “Consulting Agreement”). Mr. Rittenmeyer is the Chief Executive Officer of Turnberry Advisors LLC.  Pursuant to the terms of the Consulting Agreement, Mr. Rittenmeyer provided consulting services to the Company as requested from time to time.  As compensation for the services provided, the Company paid Mr. Rittenmeyer $60,000 per month and reimbursed him for all expenses incurred in connection with the services provided.  On March 18, 2011, in connection with Mr. Rittenmeyer’s appointment as President and Chief Executive Officer, the Consulting Agreement was terminated by the parties.

Employment Agreement with Ronald A. Rittenmeyer

Effective as of March 18, 2011 (the “Commencement Date”), the Company entered into an Employment Agreement (the “Employment Agreement”) with Ronald Rittenmeyer, pursuant to which he became the President and Chief Executive Officer of the Company.   Pursuant to the terms of the Employment Agreement, Mr. Rittenmeyer’s term of employment with the Company will be for one year from the Commencement Date, provided that the parties may mutually agree to continue the term of employment for additional one year periods on each anniversary of the Commencement Date (the “Term”). During the Term, Mr. Rittenmeyer will receive an annual base salary of $1,000,000 per annum. Mr. Rittenmeyer shall also be eligible to receive an annual bonus (with a target bonus of 100% of base salary) based upon achievement of performance objectives, as mutually agreed to by Mr. Rittenmeyer and the Board of Directors of the Company. Under the terms of the Employment Agreement, Mr. Rittenmeyer will be eligible to receive equity, stock options, or other equity-based awards, as determined in the sole discretion of the Board of Directors.  Mr. Rittenmeyer will also be eligible to receive other perquisites and benefits pursuant to the terms of the Employment Agreement.

Upon a termination of Mr. Rittenmeyer’s employment by the Company, he shall be entitled to receive base salary continuation until the end of the then current Term (determined without reference to any extensions) and a pro-rated bonus based on Mr.

Rittenmeyer’s target bonus.  If Mr. Rittenmeyer’s employment is terminated due to his death, then his estate will be entitled to receive a pro-rated bonus based on Mr. Rittenmeyer’s target bonus

During Mr. Rittenmeyer’s employment and for one year after any termination of his employment, he shall be subject to non-solicitation and non-interference restrictive covenants, as set forth more fully in the Employment Agreement.

The foregoing description is not complete and is qualified in its entirety by reference to the Employment Agreement filed as Exhibit 10.1 hereto which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement dated as of March 18, 2011 between the Company and Ronald A. Rittenmeyer.

10.2	First Amendment to Employment Agreement, dated as of September 23, 2010, between NCO Group, Inc. and Michael J. Barrist.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCO GROUP, INC.

Date: March 24, 2011	By:	/s/ John R. Schwab
	Name:	John R. Schwab
	Title:	Executive Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

No.	Description

10.1	Employment Agreement dated as of March 18, 2011 between the Company and Ronald A. Rittenmeyer.

10.2	First Amendment to Employment Agreement, dated as of September 23, 2010, between NCO Group, Inc. and Michael J. Barrist.